Exhibit 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Room 701A, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LLB.,
CPA(Practising)

October 13, 2010

China Equity Platform Holding Group Limited
Room 1506-1509 Rongchao Landmark,
4028 Jintian Road
Futian District, Shenzhen,
Peoples' Republic of China 518026

CHINA EQUITY PLATFORM HOLDING GROUP LIMITED — FORM F-1

Dear Sirs,

As independent registered public accountants, we hereby consent to the inclusion in the Form F-1 Amendment 2 (to be filed on or around October 15, 2010) for the three years ended March 31, 2010, 2009 & 2008 of our Report to the Stockholders and Board of Directors of China Equity Platform Holding Group Limited dated April 26, 2010 on the financials statements of the Group as at March 31, 2010, 2009 & 2008 and the statement of operations, stockholders' equity and cash flows for the three years ended March 31, 2010, 2009 & 2008.

Yours truly,

Albert Wong & Co.
Certified Public Accountants
Hong Kong